Exhibit 99.1

Power REIT Acquires Property for Greenhouse Cultivation of Cannabis in Highly Accretive Transaction

Tenant Implements State-Of-The-Art Aeroponics Growing System

Old Bethpage, New York, September 21, 2020 (GLOBE NEWSWIRE) Power REIT (NYSE-AMEX: PW and PW.PRA) (“Power REIT” or the “Trust”) today announced that it has completed the acquisition of a 4.32 acre land parcel (“Tamarack 7”) for $150,000 located in southern Colorado through a wholly owned subsidiary (“PropCo”) which plans to construct a greenhouse for the cultivation of medical cannabis. Tamarack 7 is adjacent to several other properties that Power REIT currently owns in a Crowley County, Colorado and is approved for cannabis cultivation.

Concurrent with the closing on this acquisition, PropCo entered into a “triple-net” lease that requires its tenant (“Fifth Ace”) to pay all property related expenses including maintenance, insurance and taxes. The lease has a term of 20 years and provides two 5-year renewal options for the tenant and has financial guarantees from affiliates of the tenant. The lease requires Fifth Ace to maintain a medical marijuana license and to operate in accordance with all Colorado and municipal regulations while prohibiting retail sales of its products from the property.

As part of this transaction, Power REIT has agreed to fund the immediate construction of an 18,000 square foot greenhouse and processing facility for approximately $1.22 million. Accordingly, Power REIT’s total capital commitment is approximately $1.37 million. The lease is structured to provide straight-line annual rent of approximately $262,000 which represents an unleveraged FFO yield of approximately 19% on the invested capital.

David Lesser, Power REIT’s Chairman and CEO, commented, “This transaction is the latest example of our growth model to create a portfolio of Controlled Environment Agriculture (“CEA”) properties. Southern Colorado is an ideal greenhouse cultivation environment. We believe we are providing a compelling real estate solution that enables our tenant to move forward with their vision of growing high-quality cannabis in a greenhouse using an innovative aeroponics growing system. This growing method is intended to produce higher yields at lower costs than traditional growing methods.”

CORE FFO ASSUMPTIONS

The acquisition described above is immediately accretive to CORE FFO by adding approximately $262,000 of straight-line rent that translates to incremental CORE FFO of approximately $0.14 per share per annum on a run rate basis. Omitting future available capital deployments, this transaction along with the other recently announced greenhouse related transactions should increase CORE FFO per share to approximately $1.75 per year on an annualized run rate basis which compares to $0.56 per share prior to embarking on our updated business plan in July 2019. Assuming Power REIT deploys its existing available capital December 31, 2020 on terms similar to recent transactions, the year-end annual “run-rate” FFO per share would be approximately $2.00 per share.

As previously disclosed, Power REIT recently completed a $15.5 million debt financing at a rate of 4.62% that fully amortizes over a 35-year term. As of this announcement, approximately $13.5 million has been committed to transactions since completing the debt financing. Including the transaction announced today, the remaining capital available for investment is anticipated to be deployed by Power REIT in the near future based on an extensive acquisition pipeline of greenhouse cultivation facilities.

NON-DILUTIVE CAPITAL PLAN

Power REIT currently has a Series A Preferred Stock with a $25.00 par value and a 7.75% cumulative yield (NYSE-AMEX: PW.PRA). As previously disclosed, 100% of the dividends paid by Power REIT are treated as a return of capital and as such are not taxed on a current basis. Power REIT believes that it can create significant shareholder value by issuing additional preferred stock based on the acquisition yields that Power REIT is investing at which should create a significant spread relative to the cost of capital.

Power REIT has provided guidance for its annualized CORE FFO of approximately $2.00 per share upon deployment of remaining capital available for investment. By way of example, if Power REIT can raise $20 million from an offering of preferred stock on terms similar to its existing preferred stock, this would add approximately $2 million of annual Core FFO which translates to approximately $1.00 per share. Power REIT believes that this kind of dramatic growth should establish a potential for outsized investor returns on a risk adjusted basis.

Power REIT is also exploring debt alternatives which may also provide a significant positive spread between cost of capital and the yield that Power REIT is investing at.

COMPELLING INVESTMENT OPPORTUNITY

Power REIT’s common stock currently trades at an FFO Forward Multiple of approximately 10X based on projected 2021 Core FFO. This is relatively low for a real estate investment trust (REIT) with primarily triple-net-leased assets. This multiple and estimated Core FFO does not take into account potential growth associated with additional capital deployment beyond its existing available capital for deployment which should prove conservative as Power REIT pursues its non-dilutive capital plan to finance further acquisitions. As such, Power REIT believes an investment in its commons stock should offer the potential for attractive risk adjusted investment returns.

Power REIT’s preferred stock (NYSE-AMEX: PW.PRA) currently offers greater than a 7.0% yield that is paid quarterly and is entirely treated as a return of capital for tax purposes. As such, the dividends are not taxed on a current basis but could be treated as a capital gain at the time of sale of the security. In addition, Power REIT’s preferred stock dividend is well covered, based on current and proforma CORE FFO expectations. Power REIT believes this provides a level of confidence in the safety of its dividend on its Preferred Stock and believes an investment in its Preferred Stock can provide an attractive tax-adjusted and risk adjusted rate of return given the current interest rate environment.

Mr. Lesser, concluded “Since embarking on our new business plan in July 2019, which pivoted our focus specifically to Controlled Environment Agriculture (“CEA”) properties, Power REIT continues to prove out the benefits of this strategy through dramatic growth in CORE FFO. The combination of our relatively small size and the attractive rates of return that Power REIT is investing in greenhouse properties, translates to the potential for significant additional growth. With an attractive forward multiple compared to other REITs and our anticipated growth prospects, we believe that Power REIT offers a compelling investment opportunity with attractive risk adjusted returns.”

UPDATED INVESTOR PRESENTATION

Power REIT has posted an updated investor presentation to its website: www.pwreit.com

Statement on Sustainability

Power REIT owns real estate related Controlled Environment Agriculture in the form of greenhouses, Renewable Energy and Transportation.

CEA Properties, such as greenhouses, provide an extremely environmentally friendly solution, which consume approximately 70% less energy than indoor growing operations that do not benefit from “free” sunlight. CEA facilities use 90% less water than field grown plants, and all of Power REIT’s greenhouse properties operate without the use of pesticides and avoid agricultural runoff of fertilizers and pesticides. These facilities cultivate medical Cannabis, which has been recommended to help manage a myriad of medical symptoms, including seizures and spasms, multiple sclerosis, post-traumatic stress disorder, migraines, arthritis, Parkinson’s disease, and Alzheimer’s.

Renewable Energy assets are comprised of land and infrastructure associated with utility scale solar farms. These projects produce power without the use of fossil fuels thereby lowering carbon emissions. The solar farms produce approximately 50,000,000 kWh of electricity annually which is enough to power approximately 4,600 home on a carbon free basis.

Transportation assets are comprised of land associated with a railroad, an environmentally friendly mode of bulk transportation.

About Power REIT

Power REIT is a real estate investment trust (REIT) that owns real estate related Controlled Environment Agriculture in the form of greenhouses, Renewable Energy and Transportation. Power REIT is actively seeking to expand its real estate portfolio related to Controlled Environment Agriculture. Additional information about Power REIT can be found on its website: www.pwreit.com

Cautionary Statement about Forward-Looking Statements

This document includes forward-looking statements within the meaning of the U.S. securities laws. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words “believe,” “expect,” “will,” “anticipate,” “intend,” “estimate,” “project,” “plan,” “assume”, “seek” or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words. All statements contained in this document regarding our future strategy, future operations, future prospects, the future of our industries and results that might be obtained by pursuing management’s current or future plans and objectives are forward-looking statements. You should not place undue reliance on any forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our forward-looking statements are based on the information currently available to us and speak only as of the date of the filing of this document. Over time, our actual results, performance, financial condition or achievements may differ from the anticipated results, performance, financial condition or achievements that are expressed or implied by our forward-looking statements, and such differences may be significant and materially adverse to our security holders.

CONACT:

David H. Lesser, Chairman & CEO	Mary Jensen, Investor Relations
dlesser@pwreit.com	mary@irrealized.com
212-750-0371	310-526-1707

301 Winding Road Old Bethpage, NY 11804
www.pwreit.com